Exhibit 99.1

Contacts:
Jeff Young Media Relations Akamai Technologies, Inc. 617-444-3913 jyoung@akamai.com	—or—	Natalie Temple Investor Relations Akamai Technologies, Inc. 617-444-3635 ntemple@akamai.com

AKAMAI REPORTS THIRD QUARTER 2011

FINANCIAL RESULTS

•	Revenue of $281.9 million, up 11 percent year-over-year

•	GAAP net income of $42.3 million, or $0.23 per diluted share, up 6 percent year-over-year

•	Normalized net income* of $63.4 million, or $0.34 per diluted share, down 1 percent year-over-year

CAMBRIDGE, Mass. – October 26, 2011 – Akamai Technologies, Inc. (NASDAQ: AKAM), the leading cloud platform for helping enterprises provide secure, high-performing user experiences on any device, anywhere, today reported financial results for the third quarter ended September 30, 2011. Revenue for third quarter 2011 was $281.9 million, an 11 percent increase over third quarter 2010 revenue of $253.6 million, and a 2 percent increase over second quarter 2011 revenue of $277.0 million.

Net income in accordance with United States Generally Accepted Accounting Principles, or GAAP, for the third quarter of 2011 was $42.3 million, or $0.23 per diluted share, a 6 percent increase from third quarter 2010 GAAP net income of $39.7 million, or $0.21 per diluted share, and a 12 percent decrease from second quarter 2011 GAAP net income of $47.9 million, or $0.25 per diluted share.

The Company generated normalized net income* of $63.4 million, or $0.34 per diluted share, in the third quarter of 2011, down 1 percent from third quarter 2010 normalized net income of $64.2 million, or $0.34 per diluted share, and down 4 percent from second quarter 2011 normalized net income of $65.8 million, or $0.35 per diluted share. (*See Use of Non-GAAP Financial Measures below for definitions.)

“We are pleased with Akamai’s performance in the third quarter, as more customers adopted the Akamai Platform for their online businesses,” said Paul Sagan, president and CEO of Akamai. “We have continued to develop the platform of choice for businesses seeking to capitalize on opportunities in mobile, cloud, security, and video, as well as manage the risks of the hyperconnected world.”

Adjusted EBITDA* for the third quarter of 2011 was $122.4 million, up 7 percent from $114.1 million in the third quarter of 2010 and down 3 percent from $126.2 million in the prior quarter. Adjusted EBITDA margin* for the third quarter of 2011 was 43 percent, down 2 points from the same period last year. (*See Use of Non-GAAP Financial Measures below for definitions.)

Cash from operations was $116.3 million in the third quarter of 2011, or 41 percent of revenue. At the end of the third quarter of 2011, the Company had approximately $1.2 billion in cash, cash equivalents and marketable securities.

Sales through resellers and sales outside the United States accounted for 19 percent and 29 percent, respectively, of revenue for the third quarter 2011.

Akamai also announced today that David Kenny resigned as president and director of the Company.

“As a director, David was a strong advocate for innovation, mobile capabilities and global expansion. As president, he helped to re-align the organization to deliver faster on those critical strategies,” Mr. Sagan said. “Thanks in part to David’s leadership, we have established a strong path for growth that we intend to follow for many years to come.”

Mr. Kenny said, “It has been a privilege to serve Akamai as a director and to be a part of the management team to help Paul strengthen the Company’s foundation for future growth. While I now want to return to my first passion of pursuing emerging opportunities on the consumer Internet, I will miss the great people at Akamai and their relentless pursuit of excellence in everything they do. I believe Akamai is well-positioned to capture the opportunities ahead in the enterprise marketplace.”

Mr. Kenny, who will serve as a consultant to the Company on business strategy, joined Akamai as president in September 2010 after previously serving as a member of the Company’s Board of Directors for three years.

Akamai also announced today that the Board re-appointed Mr. Sagan as president, a title that he will hold in addition to CEO and director.

Share Repurchase Program

During the third quarter of 2011, under a share repurchase program that was approved by the Board of Directors in April 2011 and expanded in August 2011, the Company repurchased approximately 6.8 million shares of its common stock for $155.1 million, an average price of $22.75 per share. As of September 30, 2011, the Company had repurchased 15.2 million shares of its common stock for $406 million, at an average price of $26.82 per share, since the commencement of the current repurchase program.

As of September 30, 2011, the Company had approximately 179.5 million shares of common stock outstanding.

Quarterly Conference Call

Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-800-573-4754 (or 1-617-224-4325 for international calls) and using passcode No. 35896882. A live Webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for one week following the conference through the Akamai Website or by calling 1-888-286-8010 (or 1-617-801-6888 for international calls) and using passcode No. 90643566.

About Akamai

Akamai® is the leading cloud platform for helping enterprises provide secure, high-performing user experiences on any device, anywhere. At the core of the Company’s solutions is the Akamai Intelligent Platform™ providing extensive reach, coupled with unmatched reliability, security, visibility and expertise. Akamai removes the complexities of connecting the increasingly mobile world, supporting 24/7 consumer demand, and enabling enterprises to securely leverage the cloud. To learn more about how Akamai is accelerating the pace of innovation in a hyperconnected world, please visit www.akamai.com and follow @Akamai on Twitter.

Financial Statements

Condensed Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	Sept. 30, 2011	Dec. 31, 2010
Assets
Cash and cash equivalents	$355,599	$231,866
Marketable securities	331,916	374,733
Restricted marketable securities	51	272
Accounts receivable, net	182,665	175,366
Deferred income tax assets, current portion	7,163	28,201
Prepaid expenses and other current assets	47,085	48,029

Current assets	924,479	858,467
Marketable securities	503,384	636,486
Restricted marketable securities	45	45
Property and equipment, net	285,476	255,929
Goodwill and other intangible assets, net	502,616	515,370
Other assets	9,210	11,153
Deferred income tax assets, net	76,747	75,226

Total assets	$2,301,957	$2,352,676

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$115,614	$120,046
Other current liabilities	23,264	25,105

Current liabilities	138,878	145,151
Other liabilities	41,068	29,920

Total liabilities	179,946	175,071
Stockholders’ equity	2,122,011	2,177,605

Total liabilities and stockholders’ equity	$2,301,957	$2,352,676

Condensed Consolidated Statements of Operations

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30, 2011	June 30, 2011	Sept. 30, 2010	Sept. 30, 2011	Sept. 30, 2010

Revenues	$281,856	$276,989	$253,551	$834,798	$738,898

Costs and operating expenses:
Cost of revenues * †	93,284	89,647	77,812	271,999	217,126
Research and development *	13,542	11,006	14,235	37,142	40,991
Sales and marketing *	54,520	52,837	55,603	160,722	160,474
General and administrative * †	50,834	45,975	42,729	140,710	125,986
Amortization of other intangible assets	4,185	4,292	4,130	12,754	12,390
Restructuring charge	158	—	—	158	—

Total costs and operating expenses	216,523	203,757	194,509	623,485	556,967

Operating income	65,333	73,232	59,042	211,313	181,931

Interest income, net	(3,002)	(3,096)	(2,636)	(9,058)	(8,069)
Loss on early extinguishment of debt	—	—	—	—	294
Other loss, net	188	107	1,366	1,330	1,319

Income before provision for income taxes	68,147	76,221	60,312	219,041	188,387
Provision for income taxes	25,862	28,300	20,603	78,218	69,677

Net income	$42,285	$47,921	$39,709	$140,823	$118,710

Net income per share:
Basic	$0.23	$0.26	$0.22	$0.76	$0.68
Diluted	$0.23	$0.25	$0.21	$0.74	$0.63

Shares used in per share calculations:
Basic	183,085	186,612	181,457	185,515	175,292
Diluted	185,704	190,179	191,271	189,089	190,254

*	Includes stock-based compensation (see supplemental table for figures)
†	Includes depreciation and amortization (see supplemental table for figures)

Condensed Consolidated Statements of Cash Flows

(amounts in thousands)

(unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30, 2011	June 30, 2011	Sept. 30, 2010	Sept. 30, 2011	Sept. 30, 2010

Cash flows from operating activities:
Net income	$42,285	$47,921	$39,709	$140,823	$118,710

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets and deferred financing costs	41,761	41,333	36,542	124,228	104,570
Stock-based compensation	15,141	11,612	18,589	42,465	57,973
Provision for deferred income taxes, net	20,906	—	22,287	20,906	66,898
Excess tax benefits from stock-based compensation	(610)	(1,838)	(9,456)	(11,460)	(22,379)
(Gain) loss on investments and disposal of property and equipment, net	(176)	(113)	22	(172)	(223)
Provision for doubtful accounts	782	132	662	1,236	2,107
Non-cash portion of loss on early extinguishment of debt	—	—	—	—	294
Changes in operating assets and liabilities:
Accounts receivable	(8,277)	(7,101)	10,064	(7,821)	(6,342)
Prepaid expenses and other current assets	(919)	6,917	(1,109)	(78)	(41,393)
Accounts payable, accrued expenses and other current liabilities	445	2,678	8,695	(5,268)	20,573
Accrued restructuring	(148)	(32)	(74)	(180)	(167)
Deferred revenue	796	1,271	(5,807)	(1,386)	(7,126)
Other noncurrent assets and liabilities	4,303	9,068	(2,161)	13,355	(1,399)

Net cash provided by operating activities	116,289	111,848	117,963	316,648	292,096

Cash flows from investing activities:
Cash paid for acquired business, net of cash received	—	(375)	(200)	(550)	(12,210)
Purchases of property and equipment and capitalization of internal-use software costs	(47,317)	(42,740)	(42,058)	(136,292)	(143,345)
Proceeds from sales and maturities of short- and long-term marketable securities	388,983	263,870	284,460	900,120	789,182
Purchases of short- and long-term marketable securities	(149,318)	(302,520)	(285,408)	(727,453)	(900,087)
Proceeds from the sale of property and equipment	47	63	14	135	52
Increase in other investments	—	—	—	—	(500)
Decrease in restricted investments held for security deposits	—	—	—	221	8

Net cash provided by (used in) in investing activities	192,395	(81,702)	(43,192)	36,181	(266,900)

Cash flows from financing activities:
Proceeds from the issuance of common stock under stock option and employee stock purchase plans	1,183	8,163	10,953	13,305	31,946
Excess tax benefits from stock-based compensation	610	1,838	9,456	11,460	22,379
Taxes paid related to net share settlement of equity awards	(2,173)	(3,507)	—	(5,680)	—
Repurchase of common stock	(155,125)	(48,935)	(22,505)	(247,738)	(65,126)

Net cash used in financing activities	(155,505)	(42,441)	(2,096)	(228,653)	(10,801)

Effects of exchange rate changes on cash and cash equivalents	(3,209)	750	4,386	(443)	1,867

Net increase (decrease) in cash and cash equivalents	149,970	(11,545)	77,061	123,733	16,262
Cash and cash equivalents, beginning of period	205,629	217,174	120,506	231,866	181,305

Cash and cash equivalents, end of period	$355,599	$205,629	$197,567	$355,599	$197,567

	Three Months Ended			Nine Months Ended
	Sept. 30, 2011	June 30, 2011	Sept. 30, 2010	Sept. 30, 2011	Sept. 30, 2010
Supplemental financial data (in thousands):

Stock-based compensation:
Cost of revenues	$634	$590	$702	$1,779	$2,110
Research and development	2,629	2,124	3,687	7,515	11,222
Sales and marketing	6,951	5,315	8,862	19,112	26,662
General and administrative	4,927	3,583	5,338	14,059	17,979

Total stock-based compensation	$15,141	$11,612	$18,589	$42,465	$57,973

Depreciation and amortization:
Network-related depreciation	$31,662	$31,245	$26,504	$93,594	$74,264
Capitalized stock-based compensation amortization	1,592	1,938	1,817	5,595	5,522
Other depreciation and amortization	4,322	3,858	4,028	12,285	11,937
Amortization of other intangible assets	4,185	4,292	4,130	12,754	12,390

Total depreciation and amortization	$41,761	$41,333	$36,479	$124,228	$104,113

Capital expenditures:
Purchases of property and equipment	$37,244	$32,925	$33,145	$105,769	$119,591
Capitalized internal-use software	10,073	9,815	8,913	30,523	23,754
Capitalized stock-based compensation	1,941	1,641	1,918	5,406	5,597

Total capital expenditures	$49,258	$44,381	$43,976	$141,698	$148,942

Net (decrease) increase in cash, cash equivalents, marketable securities and restricted marketable securities	$(94,478)	$28,236	$77,930	$(52,407)	$128,721

End of period statistics:
Number of employees	2,356	2,244	2,108
Number of deployed servers	100,770	95,811	77,885

*Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai has historically provided additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Legislative and regulatory pronouncements discourage the use of and emphasis on non-GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. We believe that the inclusion of these non-GAAP financial measures in this press release and our earnings call helps investors to gain a meaningful understanding of our past performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. Our management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. These measures are also used by management in its financial and operational decision-making. There are limitations associated with reliance on these non-GAAP financial metrics because they are specific to our operations and financial performance, which may make comparisons with other companies’ financial results more challenging. By providing both GAAP and non-GAAP financial measures, we believe that investors are able to compare our GAAP results to those of other companies while also gaining a better understanding of our operating performance as evaluated by management.

Akamai defines “Adjusted EBITDA” as net income, before interest, income taxes, depreciation and amortization of tangible and intangible assets, stock-based compensation expense, amortization of capitalized stock-based compensation, restructuring charges and benefits, acquisition related costs and benefits, certain gains and losses on investments, foreign exchange gains and losses, loss on early extinguishment of debt and gains on legal settlements. Akamai considers Adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of its business and a good measure of the Company’s historical operating trend.

Adjusted EBITDA eliminates items that are either not part of the Company’s core operations, such as investment gains and losses, foreign exchange gains and losses, early debt extinguishment and net interest income, or that do not require a cash outlay, such as stock-based compensation. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the Company’s estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on the historical cost incurred to build out the Company’s deployed network, and may not be indicative of current or future capital expenditures.

Akamai defines “Adjusted EBITDA margin” as a percentage of Adjusted EBITDA as a percentage of revenues. Akamai considers Adjusted EBITDA margin to be an indicator of the Company’s operating trend and performance of its business in relation to its revenue growth.

Akamai defines “capital expenditures” or “capex” as purchases of property and equipment, capitalization of internal-use software development costs and capitalization of stock-based compensation. Capital expenditures or capex are disclosed in Akamai’s consolidated Statement of Cash Flows in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Akamai defines “normalized net income” as net income before amortization of other intangible assets, stock-based compensation expense, amortization of capitalized stock-based compensation, restructuring charges and benefits, acquisition related costs and benefits, certain gains and losses on investments and loss on early extinguishment of debt. Akamai considers normalized net income to be another important indicator of the overall performance of the Company because it eliminates the effects of events that are either not part of the Company’s core operations or are non-cash.

Akamai defines “normalized net income per share” as normalized net income, plus interest add-back for diluted share calculation, divided by the basic weighted average or diluted common shares outstanding used in GAAP net income per share calculations. Akamai considers normalized net income per share to be another important indicator of overall performance of the Company because it eliminates the effect of non-cash items.

Adjusted EBITDA and normalized net income should be considered in addition to, not as a substitute for, the Company’s operating income and net income, as well as other measures of financial performance reported in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable GAAP measures.

Reconciliation of GAAP net income to Normalized net income

and Adjusted EBITDA

(amounts in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	Sept. 30 2011	June 30, 2011	Sept. 30, 2010	Sept. 30 2011	Sept. 30 2010

Net income	$42,285	$47,921	$39,709	$140,823	$118,710

Amortization of other intangible assets	4,185	4,292	4,130	12,754	12,390
Stock-based compensation	15,141	11,612	18,589	42,465	57,973
Amortization of capitalized stock-based compensation	1,592	1,938	1,817	5,595	5,522
Loss on early extinguishment of debt	—	—	—	—	294
Acquisition related costs (benefits)	—	—	—	(440)	345
Restructuring charge	158	—	—	158	—

Total normalized net income:	63,361	65,763	64,245	201,355	195,234

Interest income, net	(3,002)	(3,096)	(2,636)	(9,058)	(8,069)
Provision for income taxes	25,862	28,300	20,603	78,218	69,677
Depreciation and amortization	35,984	35,103	30,532	105,879	86,201
Other loss, net	188	107	1,366	1,330	1,319

Total Adjusted EBITDA:	$122,393	$126,177	$114,110	$377,724	$344,362

Normalized net income per share:
Basic	$0.35	$0.35	$0.35	$1.09	$1.11
Diluted	$0.34	$0.35	$0.34	$1.06	$1.03

Shares used in normalized per share calculations:
Basic	183,085	186,612	181,457	185,515	175,292
Diluted	185,704	190,179	191,271	189,089	190,254

# # #

Akamai Statement Under the Private Securities Litigation Reform Act

This release contains information about future expectations, plans and prospects of Akamai’s management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements concerning the anticipated growth and development of our business and the markets in which we operate. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, failure to maintain the prices we charge for our services, loss of significant customers, failure of the markets we address or plan to address to develop as we expect or at all, inability to increase our revenue at the same rate as in the past and keep our expenses from increasing at a greater rate than our revenues, changes in estimates we make about tax liabilities and other contingencies, a failure of Akamai’s services or network infrastructure, delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities, and other factors that are discussed in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release represent Akamai’s expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai’s expectations or beliefs as of any date subsequent to the date of this press release.